Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-273834, 333-250033, 333-288953, 333-285610, 333-278063, 333-270560, 333-263588, 333-258763, 333-254192, 333-249275, 333-237123, 333-230363, and 333-222746) on Form S-8 and No. 333-285609 on Form S-3 of our report dated March 12, 2026, with respect to the consolidated financial statements of Adicet Bio, Inc. and subsidiaries.

/s/ KPMG LLP

Boston, Massachusetts

March 12, 2026